Oppenheimer Developing Markets Fund
Prospectus dated December 28, 2001

                                                                       Oppenheimer Developing Markets Fund is a
                                                             mutual fund that aggressively seeks long-term capital
                                                             appreciation to make your investment grow. It invests
                                                             mainly in common stocks of issuers in emerging and
                                                             developing markets throughout the world.

                                                                      This Prospectus contains important information
                                                             about the Fund's objective, its investment policies,
                                                             strategies and risks. It also contains important
                                                             information about how to buy and sell shares of the
                                                             Fund and other account features. Please read this
                                                             Prospectus carefully before you invest and keep it for
                                                             future reference about your account.

As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus is
accurate or complete. It is a criminal offense to
represent otherwise.

                                                                 OppenheimerFunds logo

Contents

                  ABOUT THE FUND

                  The Fund's Investment Objective and Strategies

                  Main Risks of Investing in the Fund

                  The Fund's Performance

                  Fees and Expenses of the Fund

                  About the Fund's Investments

                  How the Fund is Managed

                  ABOUT YOUR ACCOUNT

                  How to Buy Shares
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class N Shares
                  Special Investor Services
                  AccountLink
                  PhoneLink
                  OppenheimerFunds Internet Web Site
                  Retirement Plans

                  How to Sell Shares
                  By Mail
                  By Telephone

                  How to Exchange Shares

                  Shareholder Account Rules and Policies

                  Dividends, Capital Gains and Taxes

                  Financial Highlights

About the Fund

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund aggressively seeks capital appreciation.

What Are "Developing Markets?"
In general, developing markets are countries outside the U.S. and most of Western Europe, Canada, Japan,
Australia and New Zealand that have economies, industries and stock markets that the Manager believes are growing and gaining more stability and offer attractive long-term investment prospects.

What Are "Developing Markets?"
In general, developing markets are countries outside the U.S. and most of Western Europe, Canada, Japan,
Australia and New Zealand that have economies, industries and stock markets that the Manager believes are growing and gaining more stability and offer attractive long-term investment prospects.

WHAT DOES THE FUND MAINLY INVEST IN?  The Fund invests mainly in common stocks of issuers in emerging and developing markets throughout the world.
o        Under normal market conditions, the Fund will invest at least 65% of its total assets in equity securities of issuers whose principal activities are in at least three developing markets.
o        The Fund can (but is not required to) invest up to 100% of its total assets in foreign securities.
o        The Fund will emphasize investments in common stocks and other equity securities.
o        The Fund will emphasize investments in growth companies, which can be in any market capitalization range.

What are "Developing Markets"?
In general, developing markets are countries outside the U.S. and most of Western Europe, Canada, Japan, Australia, and New Zealand that have economies, industries and stock markets that the Manager believes are growing and gaining more stability and offer attractive long-term investment prospects.

HOW DOES THE PORTFOLIO MANAGER DECIDE WHAT SECURITIES TO BUY OR SELL? In selecting securities for the Fund, the
Fund's portfolio manager looks primarily for foreign companies in developing markets with high growth potential.
He uses fundamental analysis of a company's financial statements, management structure, operations and product development, and considers the special factors and risks of the country in which the issuer operates. In seeking broad diversification of the Fund's portfolio, the portfolio manager currently searches for:
o        Companies of different capitalization ranges with strong market positions and the ability to take advantage of barriers to competition in their industry, such as high start-up costs
         o  Companies with management that has a proven record
         o  Companies with newer or established businesses that are entering into a growth cycle
         o  Companies with the potential to withstand high market volatility
         o  Companies with strong earnings growth whose stock is selling at a reasonable price.

         In applying these and other selection criteria, the portfolio manager considers the effect of worldwide trends on the growth of various business sectors, and looks for companies that may benefit from four main global trends: development of new technologies, corporate restructuring, the growth of mass affluence and demographic changes. This strategy may change over time.

WHO IS THE FUND DESIGNED FOR? The Fund is designed primarily for aggressive investors seeking capital growth over the long term. Those investors should be willing to assume the substantial risks of short-term share price fluctuations and losses that are typical for an aggressive growth fund focusing on stock investments in developing and emerging markets. The Fund does not seek current income and the income from its investments will likely be small, so it is not designed for investors needing income. Because of its focus on long-term growth, the Fund may be appropriate for some portion of a retirement plan investment.  However, the Fund is not a complete investment program.

Main Risks of Investing in the Fund

All investments have risks to some degree.  The Fund's investments are subject to changes in their value from a number of factors, described below.  There is also the risk that poor security selection by the Fund's investment
Manager, OppenheimerFunds, Inc., will cause the Fund to undeperform other funds having similar objectives.

RISKS OF INVESTING IN STOCKS. Because the Fund invests primarily in stocks of foreign growth companies, the value of the Fund's portfolio will be affected by changes in the foreign stock markets and the special economic and other factors that might primarily affect the prices of markets in particular regions, such as Asia, Latin
America, and eastern Europe. Market risk will affect the Fund's net asset value per share, which will fluctuate as the values of the Fund's portfolio securities change.  The prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

         Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry.

SPECIAL RISKS OF GROWTH STOCKS. Stocks of growth companies may provide greater opportunities for capital appreciation but may be more volatile than other stocks. That volatility is likely to be even greater for growth companies in emerging markets.

         The Fund can buy stocks of companies in any capitalization range and focuses its investments on securities of companies the Manager thinks have growth possibilities. Newer small companies may offer greater opportunities for capital appreciation, but they involve substantially greater risks of loss and price fluctuations. Their stocks may be less liquid than those of larger issuers. That means the Fund could have greater difficulty selling a security of a smaller issuer at an acceptable price, especially in periods of market volatility. That factor increases the potential for losses to the Fund. Also, it may take a substantial period of time before the Fund realizes a gain on an investment in a small-cap company, if it realizes any gain at all.

RISKS OF FOREIGN INVESTING. While foreign securities offer special investment opportunities, there are also special risks.  The change in value of a foreign currency against the U.S. dollar will result in a change in the
U.S. dollar value of securities denominated in that foreign currency.  Foreign issuers are not subject to the same accounting and disclosure requirements that U.S. companies are subject to. Securities issued by a foreign government may not be supported by the "full faith and credit" of the government. The value of foreign investments may be affected by exchange control regulations, expropriation or nationalization of a company's assets, foreign taxes, delays in settlement of transactions, changes in governmental economic or monetary policy in the U.S. or abroad, or other political and economic factors.

Special Risks of Emerging and Developing Markets.  Securities in emerging and developing market countries may offer special investment opportunities but investments in these countries present risks not found in more mature markets. Securities may be more difficult to sell at an acceptable price and their prices may be more volatile than securities of companies in more developed markets. Settlements of trades may be subject to greater delays so that the Fund may not receive the proceeds of a sale of a security on a timely basis.

         Emerging markets may have less developed trading markets and exchanges. Emerging countries may have less developed legal and accounting systems and investments may be subject to greater risks of government restrictions on withdrawing the sales proceeds of securities from the country. Economies of developing countries may be more dependent on relatively few industries that may be highly vulnerable to local and global changes. Governments may be more unstable and present greater risks of nationalization or restrictions on foreign ownership of stocks of local companies. These investments may be substantially more volatile than stocks of issuers in the U.S. and other developed countries and may be very speculative.

HOW RISKY IS THE FUND OVERALL? The risks described above collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments, its investment performance and its price per share.
Particular investments and investment strategies also have risks. These risks mean that you can lose money by investing in the Fund. When you redeem your shares, they may be worth more or less than what you paid for them.
There is no assurance that the Fund will achieve its investment objective.

         The Fund is an aggressive investment vehicle, and in the short term, its share prices can be expected to be volatile. The Fund generally does not use income-oriented investments to help cushion the Fund's total return from changes in stock prices. The Fund is designed for investors willing to assume greater risks in the hope of achieving long-term capital appreciation. It is likely to be subject to greater fluctuations in its share prices than funds that emphasize large capitalization domestic stocks, or funds that do not invest in foreign securities or emerging market securities, or funds that focus on both stocks and bonds.

An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

The Fund's Performance

         The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the Fund's performance (for its Class A shares) from year to year for the full calendar years since the Fund's inception and by showing how the average annual total returns of the Fund's shares compare to those of a broad-based market index. The Fund's past investment performance is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for data in bar chart showing annual total returns]

For the period from 1/1/01 through 9/30/01, the cumulative return (not annualized) for Class A shares was
-23.92%. Sales charges are not included in the calculations of return in this bar chart, and if those charges were included, the returns would be less than those shown.
During the period shown in the bar chart, the highest return (not annualized) for a calendar quarter was 39.24%
(4thQ'99) and the lowest return (not annualized) for a calendar quarter was  -23.18% (3rd
Q'98).

----------------------------------------------------------------------------------------------------------------------

Average Annual Total Returns for the periods
ending December 31, 2000
                                                  Past 1 Year                  Life of Class

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Class A Shares                                    -10.71%                      10.70%

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Morgan Stanley Capital Int'l Emerging Mkts.
Free Index                                        -31.80%                      -8.26%

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Class B Shares                                    -10.40%                      11.11%

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Class C Shares                                    -6.84%                       11.45%

----------------------------------------------------------------------------------------------------------------------

Inception dates of all classes shown: 11/18/96.  The index performance is shown from 11/30/96.
The Fund's  average  annual total returns  include the applicable  sales charge:  for Class A, the current  maximum initial sales charge of 5.75%;  for Class B, the  contingent  deferred sales charges of 5% (1-year) and 2% (life of class); and for Class C, the 1% contingent deferred sales charge for the 1-year period.

The returns  measure the  performance  of a  hypothetical  account and assume that all  dividends and capital gains distributions  have  been  reinvested  in  additional  shares.  The  performance  of the  Fund's  Class A shares is compared to the Morgan Stanley  Capital  International  Emerging  Markets Free Index,  an unmanaged index of equity securities of issuers in 25 developing  markets.  The index  performance  reflects the  reinvestment  of income but does not consider the effects of  transaction  costs.  The Fund's  investments  may vary from the securities in the index.  Class N shares were not publicly offered during the period shown.

Fees and Expenses of the Fund

The Fund pays a variety of expenses  directly for  management of its assets,  administration,  distribution  of its shares and other  services.  Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share.  All  shareholders  therefore pay those  expenses  indirectly.  Shareholders  pay other  expenses directly,  such as sales  charges and  account  transaction  charges.  The  following  tables are meant to help you understand  the fees and expenses you may pay if you buy and hold shares of the Fund.  The numbers  below are based on the Fund's expenses during its fiscal year ended August 31, 2001.

Shareholder Fees (charges paid directly from your investment):
----------------------------------- ------------ ----------------------- ---------------------- ----------------------
                                    Class A      Class B                 Class C                Class N
                                    Shares        Shares                  Shares                Shares
----------------------------------- ------------ ----------------------- ---------------------- ----------------------
----------------------------------- ------------ ----------------------- ---------------------- ----------------------
Maximum Sales Charge
(Load) on purchases                 5.75%        None                    None                   None
(as % of offering price)
----------------------------------- ------------ ----------------------- ---------------------- ----------------------
----------------------------------- ------------ ----------------------- ---------------------- ----------------------
Maximum Deferred Sales
Charge (Load) (as % of the          None1        5%2                     1%3                    1%4
lower of the original offering
price or redemption proceeds)
----------------------------------- ------------ ----------------------- ---------------------- ----------------------
----------------------------------- ------------ ----------------------- ---------------------- ----------------------

Redemption Fee (as a                2.00%        2.00%                   2.00%                  2.00%
Percentage of total redemption
Proceeds)5

----------------------------------- ------------ ----------------------- ---------------------- ----------------------
1.       A  contingent  deferred  sales  charge  may apply to  redemptions  of  investments  of $1  million or more
     ($500,000 for retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.
2.       Applies to redemptions in first year after purchase.  The contingent  deferred sales charge declines to 1%
     in the sixth year and is eliminated after that.
3.       Applies to shares redeemed within 12 months of purchase.
4.       Applies to shares redeemed within 18 months of retirement plan's first purchase.

5.       The  redemption  fee  applies to the  proceeds  of Fund  shares  that are  redeemed  (either by selling or exchanging  another  Oppenheimer  fund)  within 30 days of their  purchase.  See "How to Sell Shares" for more information on when the redemption fee will apply.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

----------------------------------------------- --------------------- ------------------ ------------------ ----------
                                                      Class A              Class B            Class C       Class N
                                                       Shares              Shares             Shares         Shares
----------------------------------------------- --------------------- ------------------ ------------------ ----------
----------------------------------------------- --------------------- ------------------ ------------------ ----------
Management Fees                                        1.00%                1.00%              1.00%            1.00%
----------------------------------------------- --------------------- ------------------ ------------------ ----------
----------------------------------------------- --------------------- ------------------ ------------------ ----------
Distribution and/or Service (12b-1) Fees               0.23%                1.00%              1.00%            0.50%
----------------------------------------------- --------------------- ------------------ ------------------ ----------
----------------------------------------------- --------------------- ------------------ ------------------ ----------

Other Expenses                                         0.46%                0.46%              0.46             0.46%

----------------------------------------------- --------------------- ------------------ ------------------ ----------
----------------------------------------------- --------------------- ------------------ ------------------ ----------

Total Annual Operating Expenses                        1.69%                2.46%              2.46%            1.96%

----------------------------------------------- --------------------- ------------------ ------------------ ----------

Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial expenses, and accounting and legal expenses the Fund pays.  The Fund's transfer agent has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.35% per annum, effective October 1, 2001.  That undertaking may be amended or withdrawn at any time.

EXAMPLES.  The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the
Fund for the time periods indicated and reinvest your dividends and distributions.

         The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are redeemed:                     1 Year               3 Years             5 Years           10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                               $737                $1,077              $1,440              $2,458

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                               $749                $1,067              $1,511              $2,432

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class C Shares                               $349                 $767               $1,311              $2,796

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                               $299                 $615               $1,057              $2,285

------------------------------------ --------------------- -------------------- ------------------ -------------------

------------------------------------ --------------------- -------------------- ------------------ -------------------
If shares are not redeemed:                 1 Year               3 Years             5 Years           10 Years1
------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class A Shares                               $737                $1,077              $1,440              $2,458

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class B Shares                               $249                 $767               $1,311              $2,432

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class C Shares                               $249                 $767               $1,311              $2,796

------------------------------------ --------------------- -------------------- ------------------ -------------------
------------------------------------ --------------------- -------------------- ------------------ -------------------

Class N Shares                               $199                 $615               $1,057              $2,285

------------------------------------ --------------------- -------------------- ------------------ -------------------
In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or Class N contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.       Class B expenses for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The allocation of the Fund's portfolio among different investments will vary over time based upon the Manager's evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below.  The Statement of Additional
Information contains more detailed information about the Fund's investment policies and risks.

         The Manager tries to reduce risks by carefully researching securities before they are purchased. The
Fund attempts to reduce its exposure to market risks by diversifying its investments, that is, by not holding a substantial amount of stock of any one company and by not investing too great a percentage of the Fund's assets in any one company.  Also, the Fund does not concentrate 25% or more of its assets in investments in any one industry. However, changes in the overall market prices of securities can occur at any time. The share price of the Fund will change daily based on changes in market prices of securities and market conditions, and in response to other economic events.

         To determine if an issuer's principal activities are in a developing market, the Manager considers a number of factors, such as where the issuer is organized, the principal trading market for its securities, the sources of its revenues and the location of its assets.

Investments in Stocks of Growth Companies. The Manager looks for stocks of companies that have growth potential.
Growth companies may be companies that are developing new products or services, that have relatively favorable prospects, or that are expanding into new and growing markets.  Growth companies include established companies that are entering a growth cycle, they can also include newer companies, whose securities pose greater risks of loss and can result in greater volatility in the Fund's share prices.

         Growth companies may be providing new products or services that can enable them to capture a dominant or important market position. They may have a special area of expertise or the capability to take advantage of changes in demographic factors in a more profitable way than larger, more established companies.

         Newer growth companies tend to retain a large part of their earnings for research, development or investment in capital assets. Therefore, they do not tend to emphasize paying dividends, and may not pay any dividends for some time. They are selected for the Fund's portfolio because the Manager believes the price of the stock will increase over the long term.

o        Cyclical Opportunities. The Fund may seek to take advantage of changes in the business cycle by investing in companies that are sensitive to those changes if the Manager believes they have growth potential. For example, when the economy is expanding, companies in the consumer durables and technology sectors might benefit and present long-term growth opportunities. The Fund may try to take tactical advantage of short-term market movements or events affecting particular issuers or industries. If those events do not occur, the value of the Fund's investment could decline.

o        Industry and Regional Focus. At times, the Fund might increase the relative emphasis of its investments in a particular industry or group of industries or in a particular region of the world. Stocks of issuers in a particular industry or region might be affected by changes in economic conditions or by changes in government regulations, availability of basic resources or supplies, or other events that affect that
              industry or region more than others. If  the Fund has a greater emphasis on investments in a particular industry or group of industries or region, its share values may fluctuate in response to events affecting those industries or that region.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE? The Fund's Board of Trustees can change non-fundamental investment policies without shareholder approval, although significant changes will be described in amendments to this Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's investment objective is a fundamental policy. Other investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES.  To seek its objective, the Fund can also use the investment techniques and strategies described below. The Fund might not always use all of them.  These techniques have risks, although some are designed to help reduce overall investment or market risks.

Other Equity Securities. While the Fund mainly buys common stocks, it can also buy preferred stocks and securities convertible into common stock and can hold rights and warrants. The Manager considers some convertible securities to be "equity equivalents" because of the conversion feature and in that case their rating has less impact on the investment decision than in the case of other debt securities.

Investing in Special Situations. At times the Fund can use aggressive investment techniques, seeking to benefit from what the portfolio manager perceives to be special situations.  These include mergers, reorganizations or other unusual events expected to affect a particular issuer. However, there is a risk that the expected change or event might not occur, which could cause the price of the security to fall.

Investing in Small, Unseasoned Companies. The Fund can invest in small, unseasoned companies. These are companies that have been in operation less than three years, including the operations of any predecessors. These securities might have limited liquidity and their prices can be very volatile.

Domestic Securities. The Fund does not expect to hold significant amounts of investments in U.S. issuers.
However, it can hold common and preferred stocks of U.S. companies as well as their debt securities.

Debt Securities. The Fund can invest up to 35% of its assets in debt securities.  They can be debt securities of foreign companies and governments, including those in developing countries. However, the Fund does not invest for income and does not expect to invest significant amounts in debt securities, unless they are convertible securities considered to be "equity equivalents," or debt securities purchased for temporary defensive or liquidity purposes.

Illiquid and Restricted Securities. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual restriction on its resale or which cannot be sold publicly until it is registered under the Securities Act of 1933. The Fund will not invest more than 15% of its net assets in illiquid or restricted securities. Certain restricted securities that are eligible for resale to qualified institutional purchasers are not subject to that limit. The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Derivative Investments. The Fund can invest in a number of different kinds of "derivative" investments.  In general terms, a derivative investment is an investment contract whose value depends on or is derived from the value of an underlying asset, interest rate or index. In the broadest sense, options, futures contracts, and other hedging instruments the Fund might use may be considered "derivative" investments. The Fund can use derivatives to hedge investment risks or to seek increased returns. The Fund currently does not use derivatives to a significant degree and is not required to use them in seeking its objective.

         Derivatives have risks. If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on the investment. The underlying security or investment on which a derivative is based, and the derivative itself, might not perform the way the Manager expected it to. As a result of these risks, the Fund could lose money on its investment or its hedge might be unsuccessful. As a result, the Fund's share prices could fall. Certain derivative investments held by the Fund may be illiquid.

         Hedging.  The Fund can buy and sell future contracts, put and call options, and forward contracts.
These are all referred to as "hedging instruments."  The Fund does not currently use hedging extensively nor for speculative purposes. It has limits on its use of hedging. The Fund is not required to use hedging instruments in seeking its goal. Some hedging strategies could hedge the Fund's portfolio against price fluctuations.  Other hedging strategies would tend to increase the Fund's exposure to the securities market. Forward contracts could be used to try to manage foreign currency risks on the Fund's foreign investments.

         There are also special risks in particular hedging strategies. Options trading involves the payment of premiums and has special tax effects on the Fund. If the Manager used a hedging instrument at the wrong time or judged market conditions incorrectly, the strategy could reduce the Fund's return.

Portfolio Turnover.  The Fund's investment process may cause the Fund to engage in active and frequent trading.
Therefore, the Fund may engage in short-term trading while trying to achieve its objective.  Portfolio turnover increases brokerage costs the Fund pays (and reduces performance). Additionally, securities trading can cause the
Fund to realize capital gains that       are distributed to shareholders as taxable distributions.

Temporary Defensive and Interim Investments.  In times of unstable adverse market or economic conditions, the
Fund can invest up to 100% of its assets in temporary investments that are inconsistent with the Fund's principal investment strategies. Generally they would be cash or cash equivalents (such as commercial paper), money market instruments, high-quality debt securities including U.S. government securities, or repurchase agreements. The
Fund can also hold these types of securities pending the investment of proceeds from the sale of Fund shares or portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests defensively in these securities, it might not achieve its investment objective of capital appreciation.

How the Fund Is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day business.  The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities.  The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has operated as an investment advisor since January 1960.  The Manager and its subsidiaries and affiliates managed more than $120 billion in assets as of October 1, 2001, including other Oppenheimer funds, with more than 5 million shareholder accounts.  The Manager is located at 498 Seventh Avenue, New York, NY 10018.

Portfolio Manager.  The portfolio manager of the Fund is Rajeev Bhaman. Mr. Bhaman has            been
principally responsible for the day-to-day management of the Fund's portfolio since its        inception in 1996.
He is a Vice President of the Fund and of the Manager.

Advisory Fees.  Under the investment advisory agreement, the Fund pays the Manager an                 advisory
fee at an annual rate that declines on additional assets as the Fund grows: 1.00% of         the first $250
million of average annual net assets of the Fund, 0.95% of the next $250                 million, 0.90% of the
next $500 million and 0.85% of average annual net assets over $1               billion.  The Fund's management
fee for its last fiscal year ended August 31, 2001 was                 1.00% of average annual net assets for
each class of shares.

About Your Account

How to Buy Shares

HOW DO YOU BUY SHARES? You can buy shares several ways, as described below.  The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept  purchase (and redemption) orders. The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker, or               financial
institution that has a sales agreement with the Fund's Distributor. Your dealer will         place your order
with the Distributor on your behalf.

Buying Shares Through the Distributor. Complete an OppenheimerFunds New Account               Application and
return it with a check payable to "OppenheimerFunds Distributor, Inc." Mail      it to P.O. Box 5270, Denver,
Colorado 80217.  If you don't list a dealer on the application, the      Distributor will act as your agent in
buying the shares.  However, we recommend that you            discuss your investment with a financial advisor
before you make a purchase to be sure that         the Fund is appropriate for you.

o        Paying by Federal Funds Wire.  Shares purchased through the Distributor may be paid for by Federal Funds wire.  The minimum investment is $2,500.  Before sending a wire, call the Distributor's Wire Department at 1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.

o        Buying Shares Through OppenheimerFunds AccountLink.  With AccountLink, you pay for shares by electronic funds transfers from your bank account. Shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH) system. You can provide those instructions automatically, under
         an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink," below for more details.

o        Buying Shares Through Asset Builder Plans.  You may purchase shares of the Fund (and up to four other
         Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink.  Details are in the Asset Builder Application and the
         Statement of Additional Information.

HOW MUCH MUST YOU INVEST?  You can buy Fund shares with a minimum initial investment of $1,000 and you can make additional investments at any time with as little as $25.  There are reduced minimum investments under special investment plans.

o        With Asset Builder Plans, 403(b) plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25.  You can make purchases of at least
             $25 by telephone through AccountLink.

o        Under retirement plans, such as IRAs, pension and profit-sharing plans and 401(k) plans, you can start your account with as little as $250. If your IRA is started under an Asset Builder Plan, the $25 minimum applies. Additional purchases may be as little as $25.

o        The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
             Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask
             your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering price, which is the net asset value per share plus any initial sales charge that applies. The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.

Net Asset Value.  The Fund calculates the net asset value of each class of shares as of the close of The New York
         Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a
         "regular business day"). The Exchange normally closes at 4:00    P.M., New York time, but may close
         earlier on some days. All references to time in this     Prospectus mean "New York time".

         The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. To determine net asset value, the
         Fund's Board of Trustees has established procedures to value the Fund's securities, in general based on market value.  The Board has adopted
         special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.  Because some foreign securities trade in markets and exchanges that operate on U.S. holidays and weekends, the value of some of the Fund's foreign investments may change significantly on days when investors cannot buy or redeem Fund shares.

         If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's shares are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Funds Board of Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.

The Offering Price.  To receive the offering price for a particular day, in most cases
the                          Distributor or its designated agent must receive your order by the time of day The
New                York Stock Exchange closes that day.  If your order is received on a day when
the                        Exchange is closed or after it has closed, the order will receive the next offering
price                   that is determined after your order is received.

Buying Through a Dealer.  If you buy shares through a dealer, your dealer must receive the
order by the close of The New York Stock Exchange and transmit it to the Distributor so              that it is
received before the Distributor's close of business on a regular business day                    (normally 5:00
P.M.) to receive that day's offering price. Otherwise, the order will receive            the next offering price
that is determined.

-------------------------------------------------------------------------------------------------------------------

WHAT CLASSES OF SHARES DOES THE FUND OFFER? The Fund offers investors four different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares.  If you do not choose a class, your investment will be made in Class A shares.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Class A Shares.  If you buy Class A shares, you pay an initial sales charge (on investments up to $1 million for regular accounts or $500,000 for certain retirement plans).  The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A Shares?" below.

Class B Shares.  If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within six years of buying them, you will normally pay a contingent deferred sales charge.  That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.

-------------------------------------------------------------------------------------------------------------------
Class C Shares.  If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.  If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?" below.
-------------------------------------------------------------------------------------------------------------------

Class N Shares. If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within eighteen (18) months of the retirement plan's first purchase of Class N shares, you may pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class N Shares?" below.

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

         The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares, and not a combination of shares of different classes. Of course, these examples are based on approximations of the effect of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment?  While future financial needs cannot be            predicted with
certainty, knowing how long you expect to hold your investment will assist            you in selecting the
appropriate class of shares.  Because of the effect of class-based                     expenses, your choice will
also depend on how much you plan to invest.  For example, the            reduced sales charges available for
larger purchases of Class A shares may, over time,                  offset the effect of paying an initial sales
charge on your investment, compared to the                    effect over time of higher class-based expenses on
shares of Class B, Class C or Class N.              For retirement plans that qualify to purchase Class N shares,
Class N shares will generally             be more advantageous than Class B and Class C shares.

o        Investing for the Shorter Term.  While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. That is because of the effect of the Class B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term.  Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

             However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares.
             That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

             And for non-retirement plan investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares.  For that reason, the Distributor normally will not accept purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

o        Investing for the Longer Term.  If you are investing less than $100,000 for the longer-term, for example for retirement, and do not expect to need access to your money for seven years or more, Class B shares may be appropriate.

Are There Differences in Account Features That Matter to You?  Some account features may                  not be
available to Class B, Class C or Class N shareholders. Other features may not                     be advisable
(because of the effect of the contingent deferred sales charge) for Class B,                  Class C or Class N
shareholders. Therefore, you should carefully review how you plan                   to use your investment
account before deciding which class of shares to buy.

                Additionally, the dividends payable to Class B, Class C and Class N shareholders
will                  be  reduced by the additional expenses borne by those classes that are not borne
by                       Class A shares, such as the Class B, Class C and Class N asset-based sales
charge                         described below and in the Statement of Additional Information.  Share
certificates are                 not available for Class B, Class C and Class N shares, and if you are
considering using                 your shares as collateral for a loan, that may be a factor to consider.
Also,                                     checkwriting  is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to My Broker?  A financial advisor, may receive different compensation for selling one class of shares than for selling another class.  It is
important to remember that Class B, Class C and Class N contingent deferred sales                      charges
and asset-based sales charges have the same purpose as the front-end sales                        charge on sales
of Class A shares: to compensate the Distributor for concessions and                   expenses it pays to
dealers and financial institutions for selling shares.  The Distributor                 may pay  additional
compensation from its own resources to securities dealers or                           financial institutions
based upon the value of shares of the Fund owned by the dealer or                financial institution for its
own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS.  Appendix B to the Statement of Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions.  To receive a waiver or special sales charge rate, you must advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.  However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information.  Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales charge varies depending on the amount of your purchase.  A portion of the sales charge may be retained by the Distributor or allocated to your dealer as a concession. The Distributor reserves the right to reallow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

  ------------------------------------ ------------------------ ------------------------- -------------------------

  -----------------------------------  Front-End Sales          Front-End Sales
                                       Charge As a              Charge As a               Concession As a
  -----------------------------------  Percentage of            Percentage of Net         Percentage of
                                       Offering Price           Amount Invested           Offering Price

  -----------------------------------

  -----------------------------------

  Amount of Purchase

  ------------------------------------ ------------------------ ------------------------- -------------------------
  ------------------------------------ ------------------------ ------------------------- -------------------------

  Less than $25,000                             5.75%                    6.10%                     4.75%
  ------------------------------------ ------------------------ ------------------------- -------------------------
  ------------------------------------ ------------------------ ------------------------- -------------------------

  $25,000 or more but
  less than $50,000                             5.50%                    5.82%                     4.75%
  ------------------------------------ ------------------------ ------------------------- -------------------------
  ------------------------------------ ------------------------ ------------------------- -------------------------

  $50,000 or more but
  less than $100,000                            4.75%                    4.99%                     4.00%
  ------------------------------------ ------------------------ ------------------------- -------------------------
  ------------------------------------ ------------------------ ------------------------- -------------------------

  $100,000 or more but
  less than $250,000                            3.75%                    3.90%                     3.00%
  ------------------------------------ ------------------------ ------------------------- -------------------------
  ------------------------------------ ------------------------ ------------------------- -------------------------

  $250,000 or more but
  less than $500,000                            2.50%                    2.56%                     2.00%
  ------------------------------------ ------------------------ ------------------------- -------------------------
  ------------------------------------ ------------------------ ------------------------- -------------------------

  $500,000 or more but
  less than $1 million                          2.00%                    2.04%                     1.60%
  ------------------------------------ ------------------------ ------------------------- -------------------------

Can You Reduce Class A Sales Charges?  You may be eligible to buy Class A shares at                       reduced
sales charge rates under the Fund's "Right of Accumulation" or a Letter of Intent,            as described in
"Reduced Sales Charges" in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001 ("grandfathered retirement accounts").  Retirement plans are not permitted to make initial purchases of Class A shares subject to a contingent deferred sales charge, except as provided below.  The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts.
For grandfathered retirement accounts, the concession is 1.0% of the first $2.5 million, plus 0.50% of the next
$2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis.  In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

              If you redeem any of those shares within an 18 month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.  That sales charge will be equal to 1.0% of the lesser of:

o        the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o        the original net asset value of the redeemed shares.

              The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all
              Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

     Purchases by Certain Retirement Plans.  There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.  The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of
              Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset value per share without an initial sales charge. However, if Class B shares are redeemed within 6 years of the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

         The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

  --------------------------------------------------------- -------------------------------------------------------
                                                            Contingent Deferred Sales Charge on
  Years Since Beginning of Month in Which                   Redemptions in That Year
  Purchase Order was Accepted                               (As % of Amount Subject to Charge)
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  0 - 1                                                     5.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  1 - 2                                                     4.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  2 - 3                                                     3.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  3 - 4                                                     3.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  4 - 5                                                     2.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  5 - 6                                                     1.0%
  --------------------------------------------------------- -------------------------------------------------------
  --------------------------------------------------------- -------------------------------------------------------
  6 and following                                           None
  --------------------------------------------------------- -------------------------------------------------------

         In the table, a "year" is a 12-month period.  In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares.  Class B shares automatically convert to Class A                  shares
72 months after you purchase them. This conversion feature relieves Class B                      shareholders of
the asset-based sales charge that applies to Class B shares under the Class            B Distribution and Service
Plan, described below. The conversion is based on the relative            net asset value of the two classes, and
no sales load or other charge is imposed.  When any           Class B shares you hold convert, a prorated portion
of your Class B shares that were                     acquired by reinvesting of dividends and distributions on
the converted shares will                        also convert to Class A shares. For further information on the
conversion feature and its                tax implications, see "Class B Conversion" in the Statement of
Additional Information.

HOW CAN YOU BUY CLASS C SHARES? Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

HOW CAN YOU BUY CLASS N SHARES?  Class N shares are offered  only  through  retirement  plans  (including  IRAs and
403(b) plans) that purchase  $500,000 or more of Class N shares of one or more  Oppenheimer  funds or through group retirement  plans  (which do not  include  IRAs and 403(b)  plans)  that have  assets of $500,000 or more or 100 or more eligible  participants.  See  "Availability of Class N Shares" in the Statement of Additional  Information for
other circumstances where Class N shares are available for purchase.

A contingent deferred sales charge of 1.00% will be imposed upon the redemption of Class N shares, if:

o        The group  retirement plan is terminated or Class N shares of all  Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are redeemed  within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or

o        With  respect to an IRA or 403(b) plan,  Class N shares are redeemed  within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         Retirement  plans  that  offer  Class N shares  may  impose  charges  on plan  participant  accounts.  The procedures  for buying,  selling,  exchanging and  transferring  the Fund's other classes of shares (other than the time those  orders must be received by the  Distributor  or Transfer  Agent in  Colorado)  and the special  account features  applicable to purchasers of those other classes of shares  described  elsewhere in this prospectus do not apply  to  Class N  shares  offered  through  a group  retirement  plan.  Instructions  for  purchasing  redeeming, exchanging or transferring  Class N shares offered  through a group  retirement plan must be submitted by the plan, not by plan participants for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares.  The Fund has adopted a Service Plan for Class A shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares.  Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of Class A shares of the Fund.

The                            Distributor currently uses all of those fees to compensate dealers, brokers, banks
and
           other financial institutions quarterly for providing personal service and maintenance
of                 accounts of their customers that hold Class A shares.

         Distribution and Service Plans for Class B, Class C and Class N Shares.  The Fund has adopted
         Distribution and Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts.  Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares, and the Fund pays the Distributor an annual asset-based sales charge of
         0.25% per year on Class N  shares.  The Distributor also receives a service fee of 0.25% per year under each plan.

           The asset-based sales charge and service fees increase Class B and Class C expenses by up to 1.00% and increase Class N expenses by up to 0.50% of the net assets per year of the respective class.  Because these fees are paid out of the Fund's assets on an
ongoing               basis, over time these fees will increase the cost of your investment and may cost
you                    more than other types of sales charges.

         The Distributor uses the service fees to compensate dealers for providing personal            services
         for accounts that hold Class B,  Class C or Class N shares.  The Distributor pays the 0.25% service fees
         to dealers in advance for the first year after the shares were sold by   the dealer.  After the shares
         have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis. The
         Distributor retains the service fees for accounts for which it renders the required personal services.

         The Distributor currently pays sales concessions of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price.  The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price.  The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class N shares to dealers from its own resources at the time of sale.  Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of

         Class N shares is therefore 1.00% of the purchase price, subject to certain exceptions as described in the Statement of Additional Information.  The Distributor retains the asset-based sales charge on Class
         N shares, subject to certain exceptions as described in the Statement of Additional Information.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
o        transmit funds electronically to purchase shares by telephone (through a service representative or by
             PhoneLink) or automatically under Asset Builder Plans, or
o        have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457.  The purchase payment will be debited from your bank account.

         AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer. After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone.  PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.

Purchasing Shares.  You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310.  You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares.  With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares.  You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares," below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).  Please call 1.800.525.7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEBSITE.  You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet website, at HTTP://WWW.OPPENHEIMERFUNDS.COM. Additionally, shareholders listed
                                             -------------------------------
in the account registration (and the dealer of record) may request certain account transactions through a special section of that website. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that website. If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048.  At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Class A or Class B shares of the Fund, you have up to
6 months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge.  This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C or Class N shares.  You must be sure to ask the
Distributor for this privilege when you send your payment.

RETIREMENT PLANS. You may buy shares of the Fund for your retirement plan account. If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account. The
Distributor also offers a number of different retirement plans that can be used by individuals and employers:

Individual Retirement Accounts (IRAs).   These included regular IRAs, Roth IRAs, SIMPLE IRAs, rollover IRAs and
           Education IRAs.
SEP-IRAs.   These are Simplified Employee Pensions Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans.  These are tax deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans.  These are special retirement plans for businesses.
  Pension and Profit-Sharing Plans.  These plans are designed for businesses and self-employed individuals.

         Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.  Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent.  The Fund lets you sell your shares by writing a letter or by telephone.  You can also set up Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the
Transfer Agent first, at 1.800.525.7048, for assistance.

         The Fund  assesses  a 2% fee on the  proceeds  of Fund  shares  that are  redeemed  (either  by selling or exchanging  to another  Oppenheimer  fund)  within 30 days of their  purchase.  The  redemption  fee is paid to the
Fund, and is intended to offset the trading costs,  market impact and other costs  associated with short-term money movements in and out of the Fund.  The  redemption  fee is imposed to the extent that Fund shares  redeemed  exceed
Fund  shares  that have been held more than 30 days.  For shares of the Fund  acquired  by  exchange,  the  holding period prior to the exchange is not considered in determining whether to apply the redemption fee.

         The redemption fee is not imposed on shares:  (1) held in certain omnibus accounts,  including  retirement plans qualified  under Sections 401(a) or 401(k) of the Internal  Revenue Code,  Section  403(b)(7)  custodial plan accounts,  or plans  administered as college savings  programs under Section 529 of the Internal  Revenue Code, (2)
redeemed under  automatic  withdrawal  plans or pursuant to automatic  re-balancing in  OppenheimerFunds  Portfolio
Builder  accounts,  (3) redeemed due to death or disability of the  shareholder,  or (4) redeemed from accounts for which the dealer,  broker or financial  institution  of record has entered into an agreement  with the  Distributor for this purpose.

Certain Requests Require a Signature Guarantee.  To protect you and the Fund from fraud,               the
following redemption requests must be in writing and must include a signature                        guarantee
(although there may be other situations that also require a signature guarantee):
         o You wish to redeem more than $100,000 and receive a check
         o The redemption check is not payable to all shareholders listed on the account statement
         o The redemption check is not sent to the address of record on your account statement
         o  Shares are being transferred to a Fund account with a different owner or name
         o  Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed?  The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
         oa U.S. bank, trust company, credit union or savings association, oa foreign bank that has a U.S. correspondent bank,

         oa U.S. registered dealer or broker in securities, municipal securities or government securities, oa U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts.  There are special procedures to sell shares in
an                                           OppenheimerFunds retirement plan account. Call the Transfer Agent
for a distribution                  request form. Special income tax withholding requirements apply to
distributions from                 retirement plans. You must submit a withholding form with your redemption
request to                avoid delay in getting your money and if you do not want tax withheld. If your
employer              holds your retirement plan account for you in the name of the plan, you must ask the
plan             trustee or administrator to request the sale of the Fund shares in your plan account.

HOW DO YOU SELL SHARES BY MAIL?   Write a letter of instructions that includes:
o        Your name
o        The Fund's name
o        Your Fund account number (from your account statement)
o        The dollar amount or number of shares to be redeemed
o        Any special payment instructions
o        Any share certificates for the shares you are selling
o        The signatures of all registered owners exactly as the account is registered, and
o        Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for requests by mail:      Send courier or express requests to:
OppenheimerFunds Services                            OppenheimerFunds Services
P.O. Box 5270                                                 10200 E. Girard Avenue, Building D
Denver, Colorado 80217-5270                          Denver, Colorado 80231

HOW DO YOU SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days.  You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.
         o To redeem shares through a service representative, call 1.800.852.8457
         o To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are there limits on amounts redeemed by telephone?

         o Telephone Redemptions Paid by Check.  Up to $100,000 may be redeemed by telephone in any 7-day period.  The check must be payable to all owners of record of the shares and must be sent to the address on the account statement.  This service is not available within 30 days of changing the address on an account.

         o Telephone Redemptions Through AccountLink. There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink.  Normally the ACH transfer to your bank is initiated on the business day after the redemption.  You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN YOU SELL SHARES THROUGH YOUR DEALER? The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers.  Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS.  If you purchase shares subject to a Class A, Class B,
Class C or Class N contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from the redemption proceeds, unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix B to the Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.

         A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value.  A contingent deferred sales charge is not imposed on:
o        the amount of your account value represented by an increase in net asset value over the initial purchase price,
o        shares purchased by the reinvestment of dividends or capital gains distributions, or
o        shares redeemed in the special circumstances described in Appendix B to the Statement                of
Additional Information.

To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:

(1)      shares acquired by reinvestment of dividends and capital gains distributions,
(2)      shares held for the holding period that applies to that class, and
(3)      shares held the longest during the holding period.

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds.  However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares you acquire.  Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

         Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.  Shares of the Fund can be purchased by exchange of shares of other Oppenheimer funds on the same basis. To exchange shares, you must meet several conditions:
o        Shares of the fund selected for exchange must be available for sale in your state of residence.
o        The prospectuses of both funds must offer the exchange privilege.
o        You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
o        You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
o        Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other
Oppenheimer funds.  For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.  In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the Statement of Additional
Information for more details.

You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional
Information or obtain one by calling a service representative at 1.800.525.7048.  That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests.  Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.  Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificate, cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone Exchange Requests. Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310. Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.  Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
o        Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The New York Stock
              Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.  However, either fund may delay the purchase of shares of the fund you are exchanging into up to seven days if it determines it would be disadvantaged by a same-day exchange.

         o   The interests of the Fund's  long-term  shareholders  and its ability to manage its investments may be adversely  affected when its shares are repeatedly  bought and sold in response to short-term  market fluctuations--also  known as "market  timing." When large dollar  amounts are involved,  the Fund may have difficulty  implementing  long-term  investment  strategies,  because it cannot predict how much cash it will have to invest.  Market timing also may force the Fund to sell  portfolio  securities at disadvantageous  times to raise the cash needed to buy a market  timer's Fund shares.  These  factors may hurt the Fund's  performance and its  shareholders.  When the Manager  believes  frequent trading would have a disruptive  effect on the Fund's ability to manage its investments,  the Manager and the
              Fund may reject  purchase  orders and  exchanges  into the Fund by any person,  group or account that the Manager believes to be a market timer.

o        The Fund may amend, suspend or terminate the exchange privilege at any time.  The Fund will provide you notice whenever it is required to do so by applicable law, but it may impose these changes at any time for emergency purposes.
o        If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

o        The Fund  assesses  a 2% fee on the  proceeds  of Fund  shares  that are  redeemed  (either  by selling or exchanging to another  Oppenheimer  fund) within 30 days of their  purchase.  Further details are set forth following the first paragraph under "How to Sell Shares" on page 22.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling, and exchanging shares is contained in the Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net             asset
value is suspended, and the offering may be suspended by the Board of Trustees at               any time the
Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified,              suspended
or terminated by the Fund at any time.  The Fund will provide you notice                     whenever it is
required to do so by applicable law. If an account has more than one owner,            the Fund and the Transfer
Agent may rely on the instructions of any one owner. Telephone           privileges apply to each owner of the
account and the dealer representative of record for               the account unless the Transfer Agent receives
cancellation instructions from an owner of            the account.

The Transfer Agent will record any telephone calls to verify data concerning transactions and          has
adopted other procedures to confirm that telephone instructions are genuine, by                       requiring
callers to provide tax identification numbers and other account data or by using             PINs, and by
confirming such transactions in writing. The Transfer Agent and the Fund will          not be liable for losses
or expenses arising out of telephone instructions where reasonably             believed to be genuine.

Redemption or transfer requests will not be honored until the Transfer Agent receives all            required
documents in proper form.  From time to time, the Transfer Agent in its                     discretion may waive
certain of the requirements for redemptions stated in this Prospectus.

Dealers that can perform account transactions for their clients by participating in
NETWORKING through the National Securities Clearing Corporation are responsible for          obtaining their
clients' permission to perform those transactions, and are responsible to their         clients who are
shareholders of the Fund if the dealer performs any transaction erroneously          or improperly.

The redemption price for shares will vary from day to day because the value of the securities           in the
Fund's portfolio fluctuates. The redemption price, which is the net asset value per              share, will
normally differ for each class of shares.  The redemption value of your shares              may be more or less
than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through
AccountLink (as elected by the shareholder) within seven days after the Transfer Agent                receives
redemption instructions in proper form. However, under unusual circumstances               determined by the
Securities and Exchange Commission, payment may be delayed or                     suspended.  For accounts
registered in the name of a broker-dealer, payment will normally           be forwarded within three business
days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink         for recently
purchased shares, but only until the purchase payment has cleared.  That delay        may be as much as 10 days
from the date the shares were purchased.  That delay may be             avoided if you purchase shares by Federal
Funds wire or certified check, or arrange with            your bank to provide telephone or written assurance to
the Transfer Agent that your                     purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $200 for reasons other than the fact that the market value of shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in         the Fund's
portfolio to meet redemptions). This means that the redemption proceeds will be         paid with liquid
securities from the Fund's portfolio.

"Backup Withholding" of Federal income tax may be applied against taxable dividends,
distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund          your
correct, certified Social Security or Employer Identification Number when you sign              your application,
or if you under-report your income to the Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one             copy of
each prospectus, annual and semi-annual report and annual notice of the Fund's                privacy policy to
shareholders having the same last name and address on the Fund's records.         The consolidation of these
mailings, called householding, benefits the Fund through reduced         mailing expenses.

         If you want to receive multiple copies of these materials, you may call the Transfer Agent at
1.800.525.7048.  You may also notify the Transfer Agent in writing.  Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS.  The Fund intends to declare dividends separately for each class of shares from net investment income annually and to pay dividends to shareholders in December on a date selected by the Board of Trustees.  Dividends and distributions paid on Class A shares will generally be higher than dividends for Class B, Class C and Class N shares, which normally have higher expenses than Class A. The Fund has no fixed dividend rate and cannot guarantee that it will pay any dividends or distributions.

CAPITAL GAINS.  The Fund may realize capital gains on the sale of portfolio securities.  If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS?  When you open your account, specify on your application how you want to receive your dividends and distributions.  You have four options:

Reinvest All Distributions in the Fund.  You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.

Reinvest Dividends or Capital Gains.  You can elect to reinvest some distributions (dividends,
short-term capital gains or long-term capital gains distributions) in the Fund while receiving          the other
types of distributions by check or having them sent to your bank account through           AccountLink.

Receive All Distributions in Cash.  You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.

Reinvest Your Distributions in Another OppenheimerFunds Account.  You can reinvest all           distributions in
the same class of shares of another OppenheimerFunds account you have              established.

TAXES. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund. Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income.  Long-term capital gains are taxable as long-term capital gains when distributed to shareholders.  It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

         If more than 50% of the Fund's assets are invested in foreign securities at the end of any fiscal year, the Fund may elect under the Internal Revenue Code to permit shareholders to take a credit or deduction on their federal income tax returns for foreign taxes paid by the Fund.

         Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Distribution".  If you buy shares on or just before the ex-dividend date or just before the Fund declares a capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.

Remember There May be Taxes on Transactions.  Because the Fund's share prices fluctuate,              you may
have a capital gain or loss when you sell or exchange your shares.  A capital gain            or loss is the
difference between the price you paid for the shares and the price you                       received when you
sold them.  Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur.  In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders.  If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal income tax information about your investment. You should consult with your tax adviser about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance since its inception. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of
Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

CLASS A  YEAR ENDED AUGUST 31,                      2001        2000        1999        1998       1997(1)
-------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA

 Net asset value, beginning of period             $ 16.85     $ 11.40     $  7.76      $12.82     $ 10.00
-------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                .21         .20         .10         .11         .07
 Net realized and unrealized gain (loss)            (3.54)       5.37        3.71       (4.62)       2.75
                                                 ------------------------------------------------------------
 Total income (loss) from
 investment operations                              (3.33)       5.57        3.81       (4.51)       2.82
-------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                (.20)       (.12)       (.10)       (.09)         --
 Distributions from net realized gain                (.39)         --        (.07)       (.46)         --
                                                 ------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                     (.59)       (.12)       (.17)       (.55)         --
-------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                    $12.93      $16.85      $11.40       $7.76      $12.82
                                                 ============================================================
-------------------------------------------------------------------------------------------------------------
 TOTAL RETURN, AT NET ASSET VALUE(2)               (20.08)%     49.12%      49.92%     (36.33)%     28.20%
-------------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)        $167,178    $114,137     $40,046     $23,663     $37,613
-------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)               $153,027    $ 77,848     $29,183     $35,864     $17,852
-------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                               1.76%       1.56%       1.11%       0.87%       1.45%
 Expenses                                            1.69%       1.96%       2.36%       2.18%4      1.94%(4)
-------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                               16%         22%         37%         78%         27%

1. For the period from November 18, 1996 (inception of offering) to August 31,
1997.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

CLASS B   YEAR ENDED AUGUST 31,                      2001     2000       1999      1998     1997(1)
------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA

 Net asset value, beginning of period              $ 16.70   $ 11.30   $  7.69    $12.73   $ 10.00
------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                 .12       .11       .04       .01       .03
 Net realized and unrealized gain (loss)             (3.53)     5.33      3.68     (4.57)     2.70
                                                   ---------------------------------------------------
 Total income (loss) from
 investment operations                               (3.41)     5.44      3.72     (4.56)     2.73
------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                 (.08)     (.04)     (.04)     (.02)       --
 Distributions from net realized gain                 (.39)       --      (.07)     (.46)       --
                                                   ---------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                      (.47)     (.04)     (.11)     (.48)       --
------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $12.82    $16.70    $11.30     $7.69    $12.73
                                                   ===================================================
------------------------------------------------------------------------------------------------------
 TOTAL RETURN, AT NET ASSET VALUE(2)                (20.67)%   48.20%    48.81%   (36.85)%   27.30%
------------------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA

 Net assets, end of period (in thousands)          $45,393   $48,146   $21,028   $12,788   $20,470
------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                 $48,135   $37,333   $16,430   $18,673   $ 7,802
------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                0.92%     0.78%     0.37%     0.07%     0.87%
 Expenses                                             2.46%     2.72%     3.10%     2.95%(4)  2.78%(4)
------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                16%       22%       37%       78%       27%

1. For the period from November 18, 1996 (inception of offering) to August 31,
1997.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                     OPPENHEIMER DEVELOPING MARKETS FUND

FINANCIAL HIGHLIGHTS  Continued
--------------------------------------------------------------------------------

CLASS C    YEAR ENDED AUGUST 31,                                   2001      2000      1999     1998     1997(1)
==================================================================================================================

PER SHARE OPERATING DATA

Net asset value, beginning of period                             $ 16.68   $ 11.31   $  7.68  $ 12.74   $ 10.00
------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                .12       .09       .04      .02       .04
Net realized and unrealized gain (loss)                            (3.52)     5.32      3.69    (4.58)     2.70
                                                                --------------------------------------------------
Total income (loss) from
investment operations                                              (3.40)     5.41      3.73    (4.56)     2.74
------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                (.11)     (.04)     (.03)    (.04)       --
Distributions from net realized gain                                (.39)       --      (.07)    (.46)       --
                                                                --------------------------------------------------

Total dividends and/or distributions
to shareholders                                                     (.50)     (.04)     (.10)    (.50)       --
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                   $ 12.78   $ 16.68   $ 11.31  $  7.68   $ 12.74
                                                                ==================================================

==================================================================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                               (20.68)%   47.93%    48.98%  (36.88)%   27.40%

==================================================================================================================
RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in thousands)                         $ 20,864  $16,363   $ 5,064  $ 3,061   $ 3,713
------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                $ 19,646  $10,230   $ 4,022  $ 4,206   $ 1,560
------------------------------------------------------------------------------------------------------------------

Ratios to average net assets:(3)
Net investment income                                               0.94%     0.82%     0.41%   0.24%      0.98%
Expenses                                                            2.46%     2.71%     3.08%   2.95%(4)   2.77%(4)
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                               16%       22%       37%     78%       27%

1. For the period from November 18, 1996 (inception of offering) to August 31,
1997.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

                      OPPENHEIMER DEVELOPING MARKETS FUND

CLASS N  PERIOD ENDED AUGUST 31,                                2001(1)
=========================================================================

PER SHARE OPERATING DATA

Net asset value, beginning of period                          $  15.26
-------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                              .05
Net realized and unrealized gain (loss)                          (2.40)
                                                              -----------

Total income (loss) from
investment operations                                            (2.35)
-------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                --
Distributions from net realized gain                                --
                                                              -----------
Total dividends and/or distributions
to shareholders                                                     --
-------------------------------------------------------------------------
Net asset value, end of period                                $  12.91
                                                              ===========

=========================================================================
TOTAL RETURN, AT NET ASSET VALUE(2)                             (15.40)%

=========================================================================
RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in thousands)                      $     77
-------------------------------------------------------------------------
AVERAGE NET ASSETS (IN THOUSANDS)                             $     35
-------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                             1.63%
Expenses                                                          1.96%
-------------------------------------------------------------------------
Portfolio turnover rate                                             16%

1. For the period from March 1, 2001 (inception of offering) to August 31, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

                      OPPENHEIMER DEVELOPING MARKETS FUND

FOR MORE INFORMATION ON
OPPENHEIMER DEVELOPING MARKETS FUND

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION
This document includes additional information about the Fund's investment policies, risks, and operations.
It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS
Additional information about the Fund's investments and performance is available in the Fund's Annual and
Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.
-------------------------------------------------------------------------------------------------------------

How to Get More Information

-------------------------------------------------------------------------------------------------------------

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:
By Telephone:

Call OppenheimerFunds Services toll-free:
1.800.525.7048

By Mail:
Write to:
OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217-5270

On the Internet:

You can send a request by e-mail or read or down-load documents on the OppenheimerFunds web site:
HTTP://WWW.OPPENHEIMERFUNDS.COM
-------------------------------
Information  about the Fund  including the Statement of  Additional  Information  can be reviewed and copied at the
SEC's Public  Reference Room in Washington,  D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at  1.202.942.8090.  Reports and other  information about the Fund are available on the
EDGAR  database on the SEC's  Internet  website at  HTTP://WWW.SEC.GOV.  Copies may be obtained  after payment of a
                                                    ------------------
duplicating fee by electronic  request at the SEC's e-mail address:  publicinfo@sec.gov  or by writing to the SEC's
Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:
OppenheimerFunds Distributor, Inc.
The Fund's SEC File No.: 811-07657
PR0785.001.1201  Printed on recycled paper.

                                             Appendix to Prospectus of
                                        Oppenheimer Developing Markets Fund

         Graphic material included in the Prospectus of Oppenheimer Developing Markets Fund (the "Fund") under the heading: "Annual Total Return (Class A) (% as of 12/31 each year)":

         A bar chart will be included in the Prospectus of the Fund depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for each of the most recent calendar years, without deducting sales charges. Set forth below is the relevant data point that will appear on the bar chart:

------------------------------------------------------------- -----------------------------------------------------------
Year Ended                                                    Annual Total Return
----------                                                    -------------------
------------------------------------------------------------- -----------------------------------------------------------
------------------------------------------------------------- -----------------------------------------------------------
12/31/97                                                       14.09%
------------------------------------------------------------- -----------------------------------------------------------
------------------------------------------------------------- -----------------------------------------------------------
12/31/98                                                      -19.36%
------------------------------------------------------------- -----------------------------------------------------------
------------------------------------------------------------- -----------------------------------------------------------
12/31/99                                                        82.30%
------------------------------------------------------------- -----------------------------------------------------------
------------------------------------------------------------- -----------------------------------------------------------

12/31/00                                                      -5.26%

------------------------------------------------------------- -----------------------------------------------------------